UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 31, 2019 (May 31, 2019)

Humana Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Main Street, Louisville, KY 40202
(Address of Principal Executive Offices, and Zip Code)

(502) 580-1000
Registrant's Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01	Regulation FD Disclosure.
Members of Humana Inc.'s (the "Company") senior management team are scheduled to meet with investors at various times between June 1, 2019 and June 30, 2019. During the meetings, the Company intends to reaffirm its guidance of approximately $16.63 to $16.88 in diluted earnings per common share ("EPS"), or approximately $17.25 to $17.50 in adjusted earnings per common share ("Adjusted EPS"), in each case for the year ending December 31, 2019 ("FY 2019"). This guidance is consistent with the guidance issued in Humana's press release dated May 1, 2019. The date and time of presentations to investors are available via the Investor Relations calendar of events on Humana's website at humana.com.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles ("GAAP"). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company's ongoing business and operating performance. Consequently, management uses Adjusted EPS as an indicator of the Company's business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2019 Guidance
GAAP	~$16.63 to $16.88
Amortization of identifiable intangibles	0.40
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	0.22
Adjusted (non-GAAP) – FY 2019 projected	~$17.25 to $17.50

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Dated: May 31, 2019